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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 26, 2009, except for earnings (loss) per share discussed in Note 1 to the Consolidated Financial Statements, as to which the date is July 9, 2010, relating to the financial statements of AMC Entertainment Holdings, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Kansas City, Missouri
July 14, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM